Exhibit 99.2

June 30, 2008 Quarterly Results August 12, 2008

2 This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A discussion of these forward-looking statements and risk factors is set forth at the end of this presentation. The Company assumes no obligation to update any forward-looking statement in this presentation. Private Securities Litigation Reform Act of 1995 Safe Harbor For Forward-Looking Statements

3 • Phil Heasley, Chief Executive Officer • Ron Totaro, Senior Vice President, Office of the COO • Scott Behrens, Principal Financial Officer • Q&A: Phil Heasley, Richard Launder, Mark Vipond, Ron Totaro and Scott Behrens Agenda

4 Strategic Plan and Management Updates Phil Heasley, Chief Executive Officer

5 Business Performance Quarter and YTD • Business performing well from revenue/sales perspective – Committed to moving revenue out of deferred / backlog into current period revenue – Focused on margin improvement – The sales pipeline remains strong, though sales cycle is extended – We are now live on BASE24-epsTM version 8.2 which was a significant IBM enablement milestone • IBM Alliance performing to expectations in 1H 2008 – Brings us larger sized sales opportunities • Time to close deals has lengthened – Traditional selling cycle of 9-12 months has lengthened to 15-18 months • Moving implementations out of backlog is priority #1 for us – 50% of our BASE24-eps implementations are in an IBM environment today – Working with IBM to expedite our install timeline from a current implementation timetable of 18-24 months

6 Management Updates & Restructuring • Departure of Richard Launder (Feb 2009) and Mark Vipond (Aug 2008) – Global sales and product businesses remain ready for future growth • Ron Totaro- who joined ACI in March 2008- is moving towards implementation of our strategic plan – Geographic channels and product management report to Ron effective August 2008 • Planning to rationalize up to ~$30 million in annual gross operating expenses beginning Q3 2008 and continuing through 2009 – Implementation and professional services restructuring – Product rationalization – Facilities consolidation • We expect near-term restructuring charges; primarily in 2H 2008, less sizable charges in 2009 • Planning to reinvest ~$16 million funded by cost savings achieved during our restructuring in 2008-2009 in the business to better align with global opportunities – Investments anticipated in wholesale, retail, services and fraud businesses – Approximately 2/3 capital expenditure, 1/3 operating expenditure – Globalize headcount to align with areas of growth

7 Ron Totaro, Senior Vice President, Office of the COO Business Sales Review

Q2 2008 Sales Results

	Qtr. Ended June 08	Qtr. Ended June 07	% Growth or Decline
New Account	15,856	7,780	104%
New Application	23,487	12,048	95%
Add-on Business	45,434	49,804	-9%
Term Extension	15,160	15,588	-3%
Total Sales	99,938	85,220	17%

	Qtr. Ended June 08	Qtr. Ended June 07	% Growth or Decline
Retail Payments	55,627	55,630	0%
Application Services	14,250	8,642	65%
Risk Management	5,152	3,763	37%
Wholesale Payments	24,910	17,185	45%
Total Sales	99,938	85,220	17%

- Q2 2008 demonstrated strong new account/new app sales performance
  - Increased smaller transactions signed, indicative of both broader client reach as well as focus on large new account deals with IBM
  - Top 5 customers accounted for 23% of sales performance in the quarter as compared to 35% in Q1 2008 and 31% in the preceding year quarter
  - Implementation & professional services contributed 40% of Q2 2008 sales net of term extensions versus a 27% contribution in CY 2007
- No material customer losses in the quarter or year to date
- Positive variance versus prior year quarter due to:
  - Impact of Sermepa's BASE24-eps deal on IBM System z
  - Large wholesale deal in the US market
  - Application services sales to processors in the US
- 2H 2008 expected to see IBM-related deals with large institutions in EMEA & the US

8

Q2 2008 Channel Sales Results



Sales (net of Term Extensions)

Sales Net of Term Extensions			
Channel	Qtr. Ended June 08	Qtr. Ended June 07	% Growth or Decline
Americas	38,643	37,136	4%
EMEA	40,406	26,549	52%
Asia-Pacific	5,728	5,946	-4%
Total Sales (Net of Term Ext.)	84,778	69,632	22%

Term Extension Sales

Term Extension Sales			
Channel	Qtr. Ended June 08	Qtr. Ended June 07	% Growth or Decline
Americas	11,297	4,952	128%
EMEA	2,002	6,184	-68%
Asia-Pacific	1,861	4,452	-58%
Term Extension Sales	15,160	15,588	-3%

Total Sales

Total Sales			
Channel	Qtr. Ended June 08	Qtr. Ended June 07	% Growth or Decline
Americas	49,940	42,089	19%
EMEA	42,409	32,733	30%
Asia-Pacific	7,589	10,399	-27%
Total Sales	99,938	85,220	17%

Channel Performance:

- **Americas:**
  - Top 5 customers accounted for $16.3 million of sales in '08 vs. $18.3 million of sales in 2007.
  - Sold $14 million to new accounts including large Wholesale deal to Sterling Savings Bank.
- **EMEA:**
  - Top 5 customers accounted for $13.8 million of sales in '08 vs. $16.7 million of sales in 2007.
  - Sold $33 million in Retail products anchored by a large BASE24-eps deal to SERMEPA.
- **Asia-Pacific:**
  - Top five customers accounted for $4.0 million of sales in '08 vs. $7.6 million of sales in 2007.
  - Asia-Pacific Q2 performance was flat in terms of new accounts /apps offset by timing of term extensions compared to prior year quarter

9

10 IBM Alliance Performance • Results meeting expectations through 1H08 – System z optimized versions of BASE24-eps, Proactive Risk Manager now generally available – IBM-related sales ahead of plan • Q2 key deals closed: EMEA: 1 on System z , Asia- Pacific: 2 on System p – High levels of sales activity in all channels • 2H08 pipeline: Americas (16), EMEA (20), Asia-Pacific (10) • 6 quarter pipeline: Approximately 170 prospects worldwide • Increased focus, investment in wholesale payments – Preparing for SEPA opportunities – Accelerating service-oriented architecture transformation

11 Historic Sales By Quarter 2007-2008 Quarter-Ended Total Economic Value of Sales New Accounts New Applications Add-On Business inc. Capacity Upgrades & Services Term Extensions 3/31/2007 $125,480 $20,333 $18,295 $43,192 $43,660 16% 15% 34% 35% 6/30/2007 $85,220 $7,780 $12,048 $49,803 $15,588 9% 14% 58% 18% 9/30/2007 $91,052 $8,244 $21,617 $35,425 $25,765 9% 24% 39% 28% 12/31/2007 $131,539 $17,665 $13,721 $55,635 $44,518 13% 10% 42% 34% 3/31/2008 $63,814 $1,182 $9,718 $37,896 $15,017 2% 15% 59% 24% 6/30/2008 $99,938 $15,856 $23,487 $45,434 $15,160 16% 24% 45% 15% Sales Term Extensions 2007 CY $433,290 $54,021 $65,681 $184,056 $129,532 1H CY07 $210,700 $28,113 $30,343 $92,996 $59,248 1H CY08 $163,752 $17,039 $33,205 $83,331 $30,178 Variance ($46,948) ($11,074) $2,861 ($9,665) ($29,071) Sales Mix by Category New Accounts + New Applications + Add-ons

12 Customers by Geography/Product Q2 2008 Product Customers Payment Engines Retail Banking Wholesale Banking Banking United States 63 93 25 44 55 1 Canada/Latin America 58 1 22 11 33 0 EMEA 146 6 66 60 91 4 Asia/Pacific 83 14 27 29 72 1 Retail United States 60 0 2 3 24 0 Canada/Latin America 21 0 0 1 4 0 EMEA 7 0 0 0 3 0 Asia/Pacific 4 0 0 0 1 0 Other Industries United States 5 0 0 2 52 1 Canada/Latin America 6 0 1 2 9 0 EMEA 11 0 4 5 24 1 Asia/Pacific 2 0 0 2 16 0 Worldwide Total United States 128 93 27 49 131 2 Canada/Latin America 85 1 23 14 46 0 EMEA 164 6 70 65 118 5 Asia/Pacific 89 14 27 31 89 1 TOTAL 466 114 147 159 384 8 Risk Mgmt. Payments Mgmt. Application Infrastructure Services- Only Customers

13 ACI Solution Updates – Q2 2008 • Retail Payment Solutions – BASE24-eps Release 8.2 available • Optimized on IBM System z and Blue Stack – Legacy payment migration effort continues as planned • Wholesale Payment Solutions – Refinement of 3-5 year plan for solutions – SEPA and Convergence remain dominant themes in market • Risk Management Solutions – PRM Release 8.2 available • Optimized on IBM System z and Blue Stack – Accelerated investment in Enterprise Risk enhancements – Automated Case Management product improvements available later this year

14 Geography Business Update – Q2 2008 • Americas – Latin/South America market remains strong- sold new payment engine solutions in both Ecuador and in Brazil – North American market is stable – two Enterprise BankerTM deals signed (Sterling and large investment bank) – E-payment transaction volumes are driving a steady rise in capacity- MasterCard go live occurred in the quarter on BASE24-eps. – Several term extensions with existing customers on BASE24, tools and Enterprise Banker • EMEA – Middle East switch and Faster Payments live- Faster Pay biggest event in UK market since Y2K – Sales numbers strong for the quarter and in line with expectations. – “Credit crunch” affecting banks but having limited impact on our business to date – Seeing professional services growth across EMEA markets • Asia-Pacific – New customer in Indonesia for BASE24-eps and Payments ManagerTM on IBM p-series – Strong sales and revenue performance in India and Korea – ACI Worldwide (Shanghai) Co. Ltd. granted a business license and a significant cash management contract signed in mainland China – Growth in corporate banking implementation and professional services business across Asia – Increased BASE24-eps implementation capability through greater number of resources across all disciplines and improved processes

Financials Review Scott Behrens, Principal Financial Officer

16 Key Takeaways from the Quarter . Revenue growth of 11% at $109.2 million in the current quarter versus $98.1 million in June 2007 quarter . $13.5 million attributable to Faster Payments (license fees + services) . Growth of $3.7 million in monthly recurring revenues versus prior year quarter . Decline in capacity fees largely due to impact of large deal in Canada booked in Q2-07 . Sales were up $36.1 million over Q1, $14.7 million over prior year quarter . OFCF of ($10.9) million versus $11.7 million in June 2007 quarter ~$12 million variance in personnel costs including consultants/contractors paid Higher capex of ~$5 million; primarily from build-out of new Omaha premise Prepayment of $2 million for new Omaha facility rent Higher cash severance of $1 million as compared to $30k in prior year quarter . 12-month backlog growth of $23 million year over year 12-month backlog was reduced by the revenue recognition of the Faster Payments transactions in the UK, MasterCard in the US

17 Takeaways from the Quarter (cont) . Overall rate of deferred revenue growth has slowed as we move backlog into current period GAAP • Short term deferred revenue shrunk to $121.1 million as we booked Faster Payments deals in the UK and Middle East switch revenue as well as Mastercard in US . Expenses up $14.7 million versus prior year quarter primarily due to: • $9.2 million in services-related personnel costs including • $6 million contractor and personnel expense • $1 million ACI On Demand -related • $5.8 million in selling & marketing due to timing of commission expense as well as increased headcount to support our 2008 sales plan, including IBM Alliance sales initiatives • $3.7 million in IBM transition costs and severance related to IBM outsourcing . Other income was positively impacted by non-cash gain of $2.9 million on the mark to market of the interest rate swap

18 Backlog is Still a Significant Contributor to current period Revenue • Continue to see backlog generating most of GAAP revenue in Q2 2008 due to: – Services release as large deals moved out of backlog – Implementation & professional services contributing 28% of Q2 2008 revenue versus an 18% contribution in Q2 2007 Qtr. Ended June 08 Qtr. Ended June 07 % Growth or Decline Revenue from Backlog 97,638 77,850 25% Revenue from Sales 11,581 20,259 -43% Total Revenue 109,219 98,109 11% Revenue from Backlog 89% 79% Revenue from Sales 11% 21% Revenue

19 Revenue by Product Category 05-06-07-08 • Business shifting away from non-recurring license driven revenue • Monthly recurring revenue is growing in absolute terms as is implementation and professional services – Monthly recurring revenue- inclusive of quarterly recurring revenue- has risen significantly- up 22% in past three years- but it is a smaller percentage of overall revenue due to growth of services business revenue – Implementation/services have nearly doubled in past 3 years • Driven by the recognition of long-tenured backlog deals • General growth in the professional services, post-implementation business $ in thousands CY 2005 Actuals CY 2006 Actuals CY 2007 Actuals 1H 2008 Actuals Revenue by Type ($) Non-recurring License & Capacity 91,400 107,568 91,667 42,680 Monthly Recurring 179,458 190,700 219,223 114,635 Implementation & Professional Services 46,848 57,848 63,321 44,495 Total Revenue 317,706 356,116 374,211 201,810 Revenue by Type (%) Non-recurring License & Capacity 28.8% 30.2% 24.5% 21.1% Monthly Recurring 56.5% 53.5% 58.6% 56.8% Implementation & Professional Services 14.7% 16.2% 16.9% 22.1% Total Revenue 100.0% 100.0% 100.0% 100.0%

20 Guidance Update • Sales – 95-98% of original expectations – ~2-5% lower than earlier view or approximately $430-440 million due to extended sales cycles • OFCF lower due to sales mix; new accts/new apps require heavier use of cash in service implementation than term extensions • Rev-log reduced slightly from previous guidance due to lower sales expectations • Expenses to grow 8-10% over calendar 2007 expense – $8 million additional IBM IT Outsourcing transition costs announced in March 2008 • Taxes- No change; anticipate $14 million cash expenditure for the year Key Metrics Current Guidance Prior Guidance Prior Year Comments OFCF $45-50 $65 $53 Booking more new accounts/new apps which require use of implementation cash prior to milestones than in prior year Rev-Log $190-195 $200 $157 Impacted by reduction in sales from earlier guidance

Appendix

22 Operating Free Cash Flow ($ millions) $11.7 $(10.9) Operating Free Cash Flow 1.9 0.0 Net after-tax cash payments associated with stock option cash settlement 0.0 (1.5) Less alliance Technical enablement expenditures (1.2) (6.0) Less capital expenditures Selected non-recurring items: $ 11.0 $(3.4) Net cash provided by operating activities* 2007 2008 Quarter Ended June 30, *OFCF is defined as net cash provided (used) by operating activities, excluding cash payments associated with the cash settlement of stock options, cash payments associated with one-time employee related actions, less capital expenditures and plus or minus net proceeds from IBM.

23 60-Month Backlog ($ millions) $1,304 $1,397 $1,427 Backlog 60-Month 1,181 1,241 1,283 ACI Other $123 $156 $144 ACI Deferred Revenue $1,304 $1,397 $1,427 Backlog 60-Month 133 151 157 Asia/Pacific 467 522 533 EMEA $704 $724 $737 Americas 2007 2008 2008 June 30, March 31, June 30, Quarter Ended

24 Revenues by Channel ($ millions) $98.1 $109.2 Revenues 9.3 9.8 Asia/Pacific 36.5 46.9 EMEA $52.3 $52.5 Americas 19.3 12.3 Americas International $33.0 $40.2 United States Revenues: 2007 2008 Quarter Ended June 30,

25 Monthly Recurring Revenue ($ millions) $54.6 $58.3 Monthly Recurring Revenue 7.8 7.6 Processing Services 31.3 32.9 Maintenance fees $15.5 $17.8 Monthly license fees 2007 2008 Quarter Ended June 30,

26 Deferred Revenue & Expenses ($ millions) $121.7 $122.8 $155.7 $144.3 Total Deferred Revenue $6.1 $6.3 $12.4 $11.0 Total Deferred Expenses $25.3 $25.7 $20.3 $23.2 Long Term Deferred Revenue $96.4 $97.1 $135.4 $121.1 Short Term Deferred Revenue 2007 2007 2008 2008 March 31, June 30, March 31, June 30, Quarter Ended

27 Business Performance ($ millions) -- -- (1.6) -- Employee-Related -- -- (4.7) -- Stock Options Prof Fees -- -- 3.7 -- IBM IT Outsourcing Transition Costs $(1.4) $(11.4) $108.0 $109.2 2008 Quarter $(1.6) $(12.5) $14.7 $11.1 Net Change (1.6) ($12.5) $21.0 $11.1 ACI excluding non-recurring items $0.2 $1.1 $93.2 $98.1 2007 Quarter March-June y-o-y Quarterly Movement in Deferred Expense March-June y-o-y Quarterly Movement in Deferred Revenue Year over Year Increase/ Decrease in Op. Expenses Year over Year Increase/ Decrease in Revenue

28 Other Income/Expense ($ millions) ($0.9) ($2.0) ($1.0) $2.0 Total Other Income (Expense) 0.0 0.0 (0.2) 0.1 Other 0.0 0.0 (3.7) 2.9 FAS 133 Derivative (0.3) (1.5) 3.7 (0.7) FX Gain / Loss (1.6) (1.4) (1.4) (1.0) Interest Expense $1.0 $0.9 $0.6 $0.7 Interest Income March 31, 2007 June 30, 2007 March 31, 2008 June 30, 2008 Quarter Ended

29 Sales by Channel and Product Division ($ millions) $99.9 14.2 5.2 24.9 $55.6 $99.9 7.6 42.4 $49.9 June 30, 2008 $85.2 $91.0 $131.6 $63.8 Total Sales 10.4 9.6 5.3 14.0 Asia Pacific 32.7 42.4 43.3 30.6 EMEA $42.1 $39.0 $83.0 $19.2 Americas Sales by Channel: June 30, 2007 September 30, 2007 December 31, 2007 March 31, 2008 $85.2 $91.0 $131.6 $63.8 Total Sales 8.6 17.1 18.2 2.5 Application Services 3.8 10.4 8.6 1.1 Risk Management 17.2 5.2 27.1 14.4 Wholesale Payments $55.6 $58.3 $77.7 $45.8 Retail Products Sales by Product Division: Quarter Ended

30 Non-GAAP Financial Measures • This presentation includes operating free cash flow and backlog estimates. ACI is presenting these non-GAAP guidance measures to provide more transparency to its earnings, focusing on operating free cash flow and backlog • ACI is presenting operating free cash flow, which is defined as net cash provided (used) by operating activities, excluding cash payments associated with the cash settlement of stock options, cash payments associated with one-time employee related actions, less capital expenditures, plus or minus net proceeds from IBM. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize operating free cash flow as a further indicator of operating performance and for planning investing activities. Operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. • Operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided (used) by operating activities. A limitation of operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income from operations and net income per share calculated in accordance with GAAP. We believe that operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect our ongoing cash flow.

31 Non-GAAP Financial Measures • ACI also includes backlog estimates which are all software license fees, maintenance fees and services specified in executed contracts, as well as revenues from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates. • Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimate represents expected revenues from existing customers using the following key assumptions: • Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term. • License and facilities management arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences. • Non-recurring license arrangements are assumed to renew as recurring revenue streams. • Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar. • Our pricing policies and practices are assumed to remain constant over the 60-month backlog period. • Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including for reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period. • Backlog should be considered in addition to, rather than as a substitute for, reported revenue and deferred revenue. • The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

32 Forward-Looking Statements This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates”, “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation include, but are not limited to, statements regarding: •Expectations that we will be able to expedite our product installation timeline; •Plans to rationalize up to $30 million in annual gross operating expenses relating to our strategic plan; •Expectations relating to near term restructuring charges, including amounts and timing; •Plans to reinvest approximately $16 million funded by cost savings achieved during our restructuring; •Expectations relating to IBM-related deals, including possible deals with large institutions in EMEA and the U.S. in the second half of 2008; •Expectations relating to our sales pipeline; •The refinement of our 3-5 year plan for wholesale solutions and the dominance of SEPA and convergence themes in the market; •Expectations regarding accelerated investments in Enterprise Risk enhancements; •Expectations that Automated Case Management product improvements will be available later this year; •Expectations for 2008 Operating Free Cash Flow, combined revenue and backlog growth, and expectations and assumptions regarding sales, sales mix, revenues, backlog, expenses, and cash tax expense. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements after the date of this presentation.

33 Forward-Looking Statements All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our Form 10-K filed on January 30, 2008 and our Form 10-Q filed on February 19, 2008, both as amended by our Form 10-K/A and Form 10-Q/A, respectively, filed on March 4, 2008, and our Form 10-Q filed May 9, 2008, specifically the sections therein entitled “Factors That May Affect Our Future Results or the Market Price of Our Common Stock.” The risks identified in our filings with the Securities and Exchange Commission include: • Risks associated with the restatement of our financial statements; • Risks associated with our performance which could be materially adversely affected by a general economic downturn or lessening demand in the software sector; • Risks associated with our ability to successfully and effectively compete in a highly competitive and rapidly changing industry; • Risks inherent in making an estimate of our backlogs which may not be accurate and may not generate the predicted revenue; • Risks associated with tax positions taken by us which require substantial judgment and with which taxing authorities may not agree; • Risks associated with consolidation in the financial services industry which may adversely impact the number of customers and our revenues in the future; • Risks associated with our stock price which may be volatile; • Risks associated with conducting international operations; • Risks regarding one of our most strategic products, BASE24-eps, which may prove to be unsuccessful in the marketplace; •Risks associated with our future profitability which depends on demand for our products; lower demand in the future could adversely affect our business; •Risks associated with the complexity of our software products and the risk that our software products may contain undetected errors or other defects which could damage our reputation with customers, decrease profitability, and expose us to liability;

34 Forward-Looking Statements • Risks associated with the IBM alliance, including our and/or IBM’s ability to perform under the terms of that alliance and customer receptiveness to the alliance • Risks associated with future acquisitions and investments which could materially adversely affect us; • Risks associated with our ability to protect our intellectual property and technology and that we may be subject to increasing litigation over our intellectual property rights; • Risks associated with litigation that could materially adversely affect our business financial condition and/or results of operations; • Risks associated with our offshore software development activities which may be unsuccessful and may put our intellectual property at risk; • Risks associated with security breaches or computer viruses which could disrupt delivery of services and damage our reputation; • Risks associated with our ability to comply with governmental regulations and industry standards to which are customers are subject which may result in a loss of customers or decreased revenue; • Risks associated with our ability to comply with privacy regulations imposed on providers of services to financial institutions; • Risks associated with system failures which could delay the provision of products and services and damage our reputation with our customers; • Risks associated with our restructuring plan which may not achieve expected efficiencies; • Risks associated with material weaknesses in our internal control over financial reporting; • Risks associated with the impact of economic changes on our customers in the banking and financial services industries including the current mortgage crisis which could reduce the demand for our products and services;

35 Forward-Looking Statements • Risks associated with our announcement of the maturity of certain legacy retail payment products and our ability to migrate customers to our next generation products; and • Risks associated with the our recent outsourcing agreement with IBM which may not achieve the level of savings that we anticipate and involves many changes in systems and personnel which increases operational and control risk during transition, including, without limitation, the risks described in our Current Report on Form 8-K filed March 19, 2008. Additional risks that may impact forward-looking statements include: • Risks associated with our restructuring, including but not limited to, diversion of management time and resources and disruption of services to customers; • Our ability to achieve the anticipated cost savings through the proposed restructuring of our business operations; • Risks associated with head—count reductions, which risks may vary by country, including risks of litigation for wrongful termination or demand for severance compensation in excess of what we expect to pay;

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